 As filed with the Securities and Exchange Commission on May 27, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
IRHYTHM HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	41-3421287
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
699 8th Street, Suite 600
San Francisco, California 94103
(415) 632-5700
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2026 Equity Incentive Plan
(Full title of the plans)

Quentin S. Blackford
Chief Executive Officer
iRhythm Holdings, Inc.
699 8th Street, Suite 600
San Francisco, California 94103
(415) 632-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:

Michael A. Brown	Patrick Murphy
Jennifer J. Hitchcock	Chief Legal Officer
Fenwick & West LLP	iRhythm Holdings, Inc.
One Front Street	699 8th Street, Suite 600
Floors 31-33	San Francisco, California 94103
San Francisco, California 94111	(415) 632-5700
(415) 875-2300
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to participants in the iRhythm Holdings, Inc. 2026 Equity Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the U.S. Securities and Exchange Commission either as part of this Registration Statement on Form S-8 (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by iRhythm Holdings, Inc. (the “Registrant”) or iRhythm Technologies, Inc., the predecessor issuer to the Registrant (the “Predecessor”), as applicable, with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 19, 2026 (the “Annual Report”);

(b) The information specifically incorporated by reference into the Annual Report from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 17, 2026;

(c) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above (other than information in any Current Report on Form 8-K deemed to have been furnished and not filed in accordance with the rules of the Commission and, except as may be noted in any such Form 8-K, exhibits filed on such Form 8-K that are related to such information);

(d) The Current Report on Form 8-K12B filed by the Predecessor with the Commission on January 12, 2026 (the “Form 8-K12B”); and

(e) The description of the Registrant’s common stock contained in Exhibit 4.1 to the Current Report on Form 8-K12B, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items) on or after the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Registrant’s amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”), the personal liability of the Registrant’s directors and officers for monetary damages for breach of their fiduciary duties as directors or officers. The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Registrant must indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director or officer for monetary damages for breach of fiduciary duty as a director or officer, except in certain circumstances set forth in the statute.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of an action by or in right of the corporation, indemnification is generally limited to expenses (including attorneys’ fees), and no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Registrant has entered into indemnification agreements with its directors and executive officers in addition to the indemnification provided for in its amended and restated certificate of incorporation and amended and restated bylaws and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant has purchased and intends to maintain insurance on behalf of each and any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against such person and incurred by such person in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 9 hereof.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

The following exhibits are filed herewith or incorporated by reference:

Exhibit	Exhibit Description	Incorporated by Reference				Filed
Number		Form	File No.	Exhibit	Filing Date	Herewith
3.1	Amended and Restated Certificate of Incorporation of the Registrant dated January 12, 2026.	8-K12B	001-37918	3.1	01/12/2026
3.2	Amended and Restated Bylaws of the Registrant dated January 12, 2026.	8-K12B	001-37918	3.2	01/12/2026
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
99.1	2026 Equity Incentive Plan and the forms of award agreements thereunder					X
107	Filing Fee Table					X

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act

(and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 27, 2026.

IRHYTHM HOLDINGS, INC.

By:	/s/ Quentin S. Blackford
Quentin S. Blackford
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Quentin S. Blackford and Daniel Wilson, and each of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ Quentin S. Blackford	Chief Executive Officer and Director	May 27, 2026
Quentin S. Blackford	(Principal Executive Officer)

/s/ Daniel Wilson	Chief Financial Officer	May 27, 2026
Daniel Wilson	(Principal Financial Officer)

/s/ Marc Rosenbaum	Chief Accounting Officer	May 27, 2026
Marc Rosenbaum	(Principal Accounting Officer)

/s/ Abhijit Y. Talwalkar	Director	May 27, 2026
Abhijit Y. Talwalkar

/s/ C. Noel Bairey Merz, M.D.	Director	May 27, 2026
C. Noel Bairey Merz, M.D.

/s/ Bruce G. Bodaken	Director	May 27, 2026
Bruce G. Bodaken

/s/ Karen Ling	Director	May 27, 2026
Karen Ling

/s/ Karen McGinnis	Director	May 27, 2026
Karen McGinnis

/s/ Kevin O’Boyle	Director	May 27, 2026
Kevin O’Boyle

/s/ Jason Patten	Director	May 27, 2026
Jason Patten

/s/ Brian Yoor	Director	May 27, 2026
Brian Yoor